Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Lake Forest, IL, January 25, 2023 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2022 net income of $212 million, or $2.31 per share, and net income of $215 million, or $2.35 per share, excluding special items. Fourth quarter net sales were $1.98 billion in 2022 and $2.04 billion in 2021. Full year 2022 net income was $1.03 billion, or $11.03 per share, and net income of $1.04 billion, or $11.14 per share, excluding special items. Full year net sales were $8.5 billion in 2022 and $7.7 billion in 2021.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2022	2021	Change	2022	2021	Change
Reported Diluted EPS	$2.31	$2.28	$0.03	$11.03	$8.83	$2.20
Special Items Expense (1)	0.04	0.48	(0.44)	0.11	0.56	(0.45)
Diluted EPS excluding Special Items	$2.35	$2.76	$(0.41)	$11.14	$9.39	$1.75

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the fourth quarter and full year 2022 include special items primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities.

Excluding special items, the $(.41) per share decrease in fourth quarter 2022 earnings compared to the fourth quarter of 2021 was driven primarily by lower volumes in the Packaging ($1.14) and Paper ($.02) segments, higher operating costs ($.48), higher freight and logistics expenses ($.13), higher depreciation expense ($.09), higher converting costs ($.06), and higher scheduled maintenance outage expenses ($.01). These items were partially offset by higher prices and mix in the Packaging $1.18 and Paper $.21 segments, a lower share count resulting from share repurchases $.08, lower interest expense $.04, and a lower tax rate $.01.

Results were $.13 above fourth quarter guidance of $2.22 per share primarily due to higher prices and mix in the Packaging segment, lower freight and logistics expenses, a lower share count resulting from share repurchases, and a lower tax rate.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Segment income (loss)
Packaging	$282.4	$365.8	$1,423.7	$1,306.0
Paper	31.9	16.7	103.0	39.1
Corporate and Other	(26.2)	(26.8)	(106.0)	(103.7)
	$288.1	$355.7	$1,420.7	$1,241.4

Segment income (loss) excluding special items
Packaging	$284.4	$362.7	$1,428.7	$1,307.9
Paper	34.4	21.0	111.8	48.4
Corporate and Other	(26.2)	(26.2)	(106.0)	(103.6)
	$292.6	$357.5	$1,434.5	$1,252.7

EBITDA excluding special items
Packaging	$392.2	$460.5	$1,848.6	$1,688.2
Paper	39.4	26.2	132.4	71.7
Corporate and Other	(22.9)	(23.9)	(95.5)	(94.5)
	$408.7	$462.8	$1,885.5	$1,665.4

In the Packaging segment, shipments per day were down (8.7%) and total corrugated products shipments, with one less shipping day, were down (10.2%) versus last year’s fourth quarter. Containerboard production was 961,000 tons, and containerboard inventory was down 66,000 tons from the third quarter of 2022 and down 46,000 tons compared to the fourth quarter of 2021. In the Paper segment, sales volume was down 14,000 tons compared to the third quarter of 2022 and down 15,000 tons from the fourth quarter of 2021.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Although demand in our Packaging segment was below our original expectations and we operated our system based on this lower demand, we were able to offset the negative impact through outstanding cost management and process optimization efforts at our mills and corrugated products plants. However, overall, our cost base continued to experience significant inflation compared to last year. Price and mix in our Packaging segment was better than expected, and in our Paper segment we had excellent realization from the price increase we announced in the third quarter. The scheduled annual maintenance outage and the first phase of the conversion project on the No. 3 machine at our Jackson, Alabama mill were executed extremely well. Also, during the quarter we re-purchased over 3 million shares of our stock at an average price of $126.70 per share.”

"Looking ahead as we move from the fourth and into the first quarter,” Mr. Kowlzan continued, “in our Packaging segment we expect box demand on a per day basis to be similar to fourth quarter levels, although we expect higher total volume with corrugated plants having four additional shipping days. Prices will move lower as a result of the recent decreases in the published domestic containerboard prices, and we are assuming lower export prices as well. Paper prices should move slightly higher with sales volume fairly flat. Labor costs and certain indirect costs will increase as some containerboard mill operations were temporarily idled during the fourth quarter. In addition, we anticipate higher labor and benefits costs and other timing-related expenses that occur at the beginning of a new year as well as higher prices for many chemicals, particularly starch and caustic soda. However, we expect lower wood and recycled fiber prices, lower energy prices, and lower scheduled maintenance outage expenses. Lastly, we expect higher interest and non-operating pension expenses and a higher tax rate, but we will see some benefit from our recent share repurchases. Considering these items, we expect first quarter earnings of $2.23 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the first quarter of 2023 to include charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the first quarter; however, additional special items may arise due to first quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 89 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2022 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Thursday, January 26, 2023 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10173946/f560a6fe2e
OR
CALL-IN NUMBER:	(866) 777-2509 (U.S.); (866) 605-3852 (Canada) or (412) 317-5413 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	January 26, 2023 through February 9, 2023

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 7841627

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2022		2021		2022		2021
Net sales	$1,978.4		$2,043.1		$8,478.0		$7,730.3
Cost of sales	(1,528.1)	(1)	(1,533.2)	(2)	(6,387.4)	(1)	(5,857.3)	(2)
Gross profit	450.3		509.9		2,090.6		1,873.0
Selling, general, and administrative expenses	(145.6)		(141.1)	(2)	(608.6)		(576.8)	(2)
Other expense, net	(16.6)	(1)	(13.1)	(2)	(61.3)	(1)	(54.8)	(2)
Income from operations	288.1		355.7		1,420.7		1,241.4
Non-operating pension income	3.6		5.0		14.5		19.7
Interest expense, net	(15.1)		(80.2)	(2)	(70.4)		(152.4)	(2)
Income before taxes	276.6		280.5		1,364.8		1,108.7
Provision for income taxes	(64.9)		(64.0)		(335.0)		(267.6)
Net income	$211.7		$216.5		$1,029.8		$841.1

Earnings per share:
Basic	$2.32		$2.29		$11.08		$8.87
Diluted	$2.31		$2.28		$11.03		$8.83

Computation of diluted earnings per share under the two class method:
Net income	$211.7	$216.5	$1,029.8	$841.1
Less: Distributed and undistributed income available to participating securities	(1.6)	(1.5)	(7.9)	(6.4)
Net income attributable to PCA shareholders	$210.1	$215.0	$1,021.9	$834.7
Diluted weighted average shares outstanding	90.9	94.1	92.7	94.5
Diluted earnings per share	$2.31	$2.28	$11.03	$8.83

Supplemental financial information:
Capital spending	$247.1	$238.9	$824.2	$605.1
Cash, cash equivalents, and marketable debt securities	$470.1	$764.7	$470.1	$764.7

(1)
The three and twelve months ended December 31, 2022 include the following:

a.
$4.7 million and $14.1 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$1.2 million and $0.7 million, respectively, of charges consisting of closure costs related to corrugated products facilities. For the twelve months ended December 31, 2022, these costs were partially offset by insurance proceeds received for a natural disaster at one of the corrugated products facilities, a gain on sale of assets related to a corrugated products facility, and a favorable lease buyout for a closed corrugated products facility. These items were recorded in "Cost of sales" and "Other expense, net", as appropriate.

c.
$1.4 million and $1.0 million, respectively, of income from a favorable inventory adjustment related to the December 2021 Advance Packaging Corporation acquisition, partially offset by acquisition and integration related costs. These items were recorded in "Cost of sales" and "Other expense, net", as appropriate.

(2)
The three and twelve months ended December 31, 2021 include the following:

a.
$58.4 million and $58.9 million, respectively, of costs related to the Company's debt refinancing completed in October 2021, which included a redemption premium and the write-off of the remaining balance of unamortized debt issuance costs. These costs were recorded in "Interest expense, net".

b.
$4.6 million and $14.0 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

c.
$3.7 million and $3.6 million, respectively, of income primarily consisting of an adjustment of the required asset retirement obligation related to the 2020 closure of the San Lorenzo, California facility, a gain on sale of transportation assets and corrugated products facilities, and insurance proceeds received for a natural disaster at one of the corrugated products facilities, partially offset by closure costs related to corrugated products facilities. These items were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

d.
$0.9 million of charges for acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, which were recorded in "Cost of sales" and "Other expense, net", as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Segment sales
Packaging	$1,809.1	$1,881.2	$7,780.7	$7,052.6
Paper	153.5	142.5	622.1	599.7
Corporate and Other	15.8	19.4	75.2	78.0
	$1,978.4	$2,043.1	$8,478.0	$7,730.3

Segment income (loss)
Packaging	$282.4	$365.8	$1,423.7	$1,306.0
Paper	31.9	16.7	103.0	39.1
Corporate and Other	(26.2)	(26.8)	(106.0)	(103.7)
Income from operations	288.1	355.7	1,420.7	1,241.4
Non-operating pension income	3.6	5.0	14.5	19.7
Interest expense, net	(15.1)	(80.2)	(70.4)	(152.4)
Income before taxes	$276.6	$280.5	$1,364.8	$1,108.7

Segment income (loss) excluding special items (1)
Packaging	$284.4	$362.7	$1,428.7	$1,307.9
Paper	34.4	21.0	111.8	48.4
Corporate and Other	(26.2)	(26.2)	(106.0)	(103.6)
Income from operations, excluding special items (1)	292.6	357.5	1,434.5	1,252.7
Non-operating pension income	3.6	5.0	14.5	19.7
Interest expense, net, excluding special items (1)	(15.1)	(21.8)	(70.4)	(93.5)
Income before taxes, excluding special items (1)	$281.1	$340.7	$1,378.6	$1,178.9

EBITDA excluding special items (1)
Packaging	$392.2	$460.5	$1,848.6	$1,688.2
Paper	39.4	26.2	132.4	71.7
Corporate and Other	(22.9)	(23.9)	(95.5)	(94.5)
	$408.7	$462.8	$1,885.5	$1,665.4

____________

(1)
Segment income (loss) excluding special items, interest expense, net excluding special items, income before taxes excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Packaging
Segment income	$282.4	$365.8	$1,423.7	$1,306.0
Jackson mill conversion-related activities	2.2	0.2	5.3	4.3
Facilities closure and other costs (income)	1.2	(3.7)	0.7	(2.8)
Acquisition and integration-related activities	(1.4)	0.4	(1.0)	0.4
Segment income excluding special items (1)	$284.4	$362.7	$1,428.7	$1,307.9

Paper
Segment income	$31.9	$16.7	$103.0	$39.1
Jackson mill conversion-related activities	2.5	4.3	8.8	9.3
Segment income excluding special items (1)	$34.4	$21.0	$111.8	$48.4

Corporate and Other
Segment loss	$(26.2)	$(26.8)	$(106.0)	$(103.7)
Acquisition and integration-related activities	—	0.5	—	0.5
Jackson mill conversion-related activities	—	0.1	—	0.4
Facilities closure and other income	—	—	—	(0.8)
Segment loss excluding special items (1)	$(26.2)	$(26.2)	$(106.0)	$(103.6)

Income from operations	$288.1	$355.7	$1,420.7	$1,241.4

Income from operations, excluding special items (1)	$292.6	$357.5	$1,434.5	$1,252.7

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2022				2021
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$276.6	$(64.9)	$211.7	$2.31	$280.5	$(64.0)	$216.5	$2.28
Special items (2):
Jackson mill conversion-related activities	4.7	(1.1)	3.6	0.04	4.6	(1.2)	3.4	0.04
Facilities closure and other costs (income)	1.2	(0.3)	0.9	0.01	(3.7)	0.9	(2.8)	(0.03)
Acquisition and integration-related activities	(1.4)	0.3	(1.1)	(0.01)	0.9	(0.2)	0.7	0.01
Debt refinancing	—	—	—	—	58.4	(14.5)	43.9	0.46
Total special items	4.5	(1.1)	3.4	0.04	60.2	(15.0)	45.2	0.48
Excluding special items	$281.1	$(66.0)	$215.1	$2.35	$340.7	$(79.0)	$261.7	$2.76

	Full Year Ended
	December 31,
	2022				2021
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$1,364.8	$(335.0)	$1,029.8	$11.03	$1,108.7	$(267.6)	$841.1	$8.83
Special items (2):
Jackson mill conversion-related activities	14.1	(3.5)	10.6	0.11	14.0	(3.5)	10.5	0.11
Facilities closure and other costs (income)	0.7	(0.2)	0.5	0.01	(3.6)	0.9	(2.7)	(0.03)
Acquisition and integration-related activities	(1.0)	0.3	(0.7)	(0.01)	0.9	(0.2)	0.7	0.01
Debt refinancing	—	—	—	—	58.9	(14.7)	44.2	0.47
Total special items	13.8	(3.4)	10.4	0.11	70.2	(17.5)	52.7	0.56
Excluding special items	$1,378.6	$(338.4)	$1,040.2	$11.14	$1,178.9	$(285.1)	$893.8	$9.39

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$211.7	$216.5	$1,029.8	$841.1
Non-operating pension income	(3.6)	(5.0)	(14.5)	(19.7)
Interest expense, net	15.1	80.2	70.4	152.4
Provision for income taxes	64.9	64.0	335.0	267.6
Depreciation, amortization, and depletion	118.8	106.4	456.8	417.5
EBITDA (1)	$406.9	$462.1	$1,877.5	$1,658.9
Special items:
Jackson mill conversion-related activities	2.2	3.5	8.6	9.9
Facilities closure and other costs (income)	1.0	(3.7)	0.4	(4.3)
Acquisition and integration-related activities	(1.4)	0.9	(1.0)	0.9
EBITDA excluding special items (1)	$408.7	$462.8	$1,885.5	$1,665.4

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Packaging
Segment income	$282.4	$365.8	$1,423.7	$1,306.0
Depreciation, amortization, and depletion	108.0	97.8	420.2	381.0
EBITDA (1)	390.4	463.6	1,843.9	1,687.0
Jackson mill conversion-related activities	2.2	0.2	5.3	4.3
Facilities closure and other costs (income)	1.0	(3.7)	0.4	(3.5)
Acquisition and integration-related activities	(1.4)	0.4	(1.0)	0.4
EBITDA excluding special items (1)	$392.2	$460.5	$1,848.6	$1,688.2

Paper
Segment income	$31.9	$16.7	$103.0	$39.1
Depreciation, amortization, and depletion	7.5	6.3	26.1	27.4
EBITDA (1)	39.4	23.0	129.1	66.5
Jackson mill conversion-related activities	—	3.2	3.3	5.2
EBITDA excluding special items (1)	$39.4	$26.2	$132.4	$71.7

Corporate and Other
Segment loss	$(26.2)	$(26.8)	$(106.0)	$(103.7)
Depreciation, amortization, and depletion	3.3	2.3	10.5	9.1
EBITDA (1)	(22.9)	(24.5)	(95.5)	(94.6)
Acquisition and integration-related activities	—	0.5	—	0.5
Jackson mill conversion-related activities	—	0.1	—	0.4
Facilities closure and other income	—	—	—	(0.8)
EBITDA excluding special items (1)	$(22.9)	$(23.9)	$(95.5)	$(94.5)

EBITDA excluding special items (1)	$408.7	$462.8	$1,885.5	$1,665.4

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.